Exhibit 25.01


                                  FORM T-1

                     SECURITIES AND EXCHANGE COMMISSION


                           Washington D.C. 20549
                         -------------------------

                     STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE



            CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                  A TRUSTEE PURSUANT TO SECTION 305(b)(2)


                        WELLS FARGO BANK NORTHWEST,
                            NATIONAL ASSOCIATION
            (Exact name of trustee as specified in its charter)


         NOT APPLICABLE                                   87-0131890
         (Jurisdiction of Incorporation                   (I.R.S. Employer
         if not a U.S. national bank)                     identification No.)

         79 SOUTH MAIN STREET
         SALT LAKE CITY, UTAH                             84111
         (Address of principal executive offices)         (Zip Code)

                               NOT APPLICABLE
         (Name, address and telephone number of agent for service)


                          QUESTAR PIPELINE COMPANY
            (Exact name of obligor as specified in its charter)

         UTAH                                             87-0307414
         (State or other jurisdiction                     (I.R.S. Employer
         of incorporation or organization)                Identification No.)

         180 East 100 South
         P.O. Box 45360
         Salt Lake City, Utah                             84145-0360
         (Address or principal executive offices)         (Zip Code)

                        Medium-Term Notes, Series B
                           (Title of Securities)

Item 1. General Information. Furnish the following information as to the trustee:

                  (a) Name and address of each examining of supervising authority to which it is subject.

                  Comptroller of the Currency, Washington, D.C. 20230; Federal Reserve Bank of San Francisco, San Francisco, CA 94120; Federal Deposit Insurance Corporation, Washington, D.C. 20429.

                  (b) Whether it is authorized to exercise corporate trust powers.

                  The Trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With The Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                  Neither the obligor nor any underwriter for the obligor is an affiliate of the Trustee.

Item 16. List of Exhibits. List below all exhibits filed as part of this statement of eligibility and qualification.

                  Exhibit 1: copy of the articles of association as now in
                             effect

                  Exhibit 2: certificate of authority to commence
                             business including a certificate of the
                             Comptroller of the Currency evidencing the change of the Trustee's name

                  Exhibit 3: copy of the authorization of the trustee to
                             exercise corporate trust powers

                  Exhibit 4: copy of the bylaws of the trustee

                  Exhibit 5: Not applicable

                  Exhibit 6: Not applicable

                  Exhibit 7: A copy of the latest report published
                             pursuant to law or its supervising or
                             examining authority

                  Exhibit 8: Not applicable

                  Exhibit 9: Not applicable

                                 Signature


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank Northwest, National Association, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned thereunder duly authorized, all in the City of Salt Lake City, and State of Utah, on the 9th day of May, 2001.

                                               WELLS FARGO BANK NORTHWEST,
                                               NATIONAL ASSOCIATION, Trustee



                                               By: /s/ David L. Blackner
                                                  --------------------------
                                                     David L. Blackner
                                                     Vice President

                                 EXHIBIT 1

                          ARTICLES OF ASSOCIATION
                                     OF
                        WELLS FARGO BANK NORTHWEST,
                            NATIONAL ASSOCIATION
                                (As Amended)


                  FIRST. The name and title of this Association shall be Wells Fargo Bank Northwest, National Association; the Association in conjunction with its said legal name may also use Wells Fargo Bank Northwest, N.A.

                  SECOND. The place where the main banking house or office of this Association shall be located shall be Ogden, County of Weber, State of Utah. Its general business and its operations of discount and deposit shall also be carried on in said city, and the branch or branches established or maintained by it in accordance with the provisions of
Section 36 of Title 12, United States Code. The Board of Directors shall the power to change the location of the main office of this Association (i) to any other authorized branch location within the limits of Ogden, Utah, without the approval of the shareholders of this Association and upon notice to the Comptroller of the Currency or, (ii) to any other place within Ogden, Utah, or within thirty (30) miles of Ogden, Utah, with the approval of the shareholders and the Comptroller of the Currency. The Board of Directors shall have the power to change the location of any branch or branches of this Association to any other location, without the approval of the shareholders of this Association but subject to the approval of the Comptroller of the Currency.

                  THIRD. The Board of Directors of the consolidated association shall consist of not less than five (5) nor more than twenty-five (25) of its shareholders.

                  FOURTH. There shall be an annual meeting of the shareholders the purpose of which shall be the election of Directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office of the Bank or other convenient place as the Board of Directors may designate, on the third Monday of March of each year, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Bank entitled to vote for election of directors. Nominations, other than those made by or on behalf of the existing management of the Bank, shall be made in writing and shall be delivered or mailed to the President of the Bank and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors, provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Bank and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Bank that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Bank owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the Chairman of the meeting, and upon his instructions, the voting inspectors may disregard all votes cast for each such nominee.

                  FIFTH. The authorized amount of capital stock of this Association shall be One Hundred Million Dollars ($100,000,000.00), divided into 4,000,000 shares of common stock of the par value of Twenty-five Dollars ($25.00) each; provided, however, that said capital stock may be increased or decreased from time to time, in accordance with the provision of the laws of the United States. The shareholders of this Association shall not have any pre-emptive rights to acquire unissued shares of this Association.

                  SIXTH. (1) The Board of Directors shall appoint one of its members President of this Association. It may also appoint a Chairman of the Board, and one or more Vice Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents, at least one of whom shall also be a member of the Board of Directors, and who shall be authorized, in the absence of the President, to perform all acts and duties pertaining to the office of the President; to appoint a Cashier and such other officers and employees as may be required to transact the business of this Association; to fix the salaries to be paid to such officers or employees and appoint others to take their place.

                                    (2) The Board of Directors shall have
the power to define the duties of officers and employees of this Association and to require adequate bonds from them for the faithful performance of their duties; to make all By-Laws that may be lawful for the general regulation of the business of this Association and the management of its affairs, and generally to do and perform all acts that may be lawful for a Board of Directors to do and perform.

                                    (3) Each person who was or is a party
or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was a director, officer, employee or agent of the Association or is or was serving at the request of the Association as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, estate or other enterprise or was acting in furtherance of the Association's business shall be indemnified against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, no indemnification shall be given to a person adjudged guilty of, or liable for, willful misconduct, gross neglect of duty, or criminal acts or where there is a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Association. The termination of any action, suit or proceeding by judgment, order, settlement, or its equivalent, shall not of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association.

                                    (4) Each person who was or is a party
or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association (such action or suit being known as a "derivative proceeding") to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Association or is or was serving at the request of the Association as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, estate or other enterprise shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association; provided, however, that no indemnification shall be given where there is a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the Association; and provided further that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Association, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                                    (5) To the extent that a director,
officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (3) or (4) of this Article or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

                                    (6) Any indemnification under (3) or
(4) of this Article (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a reasonable determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (3) or (4) of this Article. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in written opinion, or (c) by the stockholders.

                                    (7) Expenses incurred in defending a
civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (6) of this Article (i) if the Board of Directors determines, in writing, that (1) the director, officer, employee or agent has a substantial likelihood or prevailing on the merits;
(2) in the event the director, officer, employee or agent does not prevail, he or she will have the financial capability or reimburse the Association; and (3) payment of expenses by the Association will not adversely affect its safety and soundness; and (ii) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Association as authorized in this Article.

                                    (8) The indemnification provided by
this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, successors in interest, and administrators of such a person.

                  SEVENTH. This Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the banking laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by him.

                  EIGHTH. The Board of Directors of this Association, or any three or more shareholders owning, in the aggregate, not less than ten per centum of the stock of this Association, may call a special meeting of shareholders at any time: Provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of this Association. These Articles of Association may be amended at any regular or special meeting of the Shareholders by the affirmative vote of the shareholders owning at least a majority of the stock of this Association, subject to the provisions of the banking laws of the United States. The notice of any shareholders' meeting, at which an amendment to the Articles of Association of this Association is to be considered shall be given as hereinabove set forth.

                                 EXHIBIT 2


                                CERTIFICATE



TREASURY DEPARTMENT            )
         Office of             )       ss:
Comptroller of the Currency    )



I, Thomas G. DeShazo, Deputy Comptroller of the Currency, do hereby certify that:

Pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., the Comptroller of the Currency charters and exercises regulatory and supervisory authority over all national banking associations;

On December 9, 1881, The First National Bank of Ogden, Ogden, Utah was chartered as a National Banking Association under the laws of the United States and under Charter No. 2597;

The document hereto attached is a true and complete copy of the Comptroller Certificate issued to The First National Bank of Ogden, Ogden, Utah, the original of which certificate was issued by this Office on December 9, 1881;

On October 2, 1922, in connection with a consolidation of The First Bank of Ogden, Ogden, Utah, and The Utah National Bank of Ogden, Ogden, Utah, the title was charged to "The First & Utah National Bank of Ogden"; on January 18, 1923, The First & Utah National Bank of Ogden changed its title to "First Utah National Bank of Ogden"; on January 19, 1926, the title was changed to "First National Bank of Ogden"; and on February 24, 1934, the title was changed to "First Security Bank of Utah, National Association"; and

First Security Bank of Utah, National Association, Ogden, Utah, continues to hold a valid certificate to do business as a National Banking
Association.


                                            IN TESTIMONY WHEREOF, I have
                                            hereunto subscribed my name and
                                            caused the seal of Office of
                                            the Comptroller of the Currency
                                            to be affixed to these presents
                                            at the Treasury Department, in
                                            the City of Washington and
                                            District of Columbia, this
                                            fourth day of April, A.D. 1972.

                                                  Thomas G. DeShazo
                                            -----------------------------------
                                             Deputy Comptroller of the Currency

                  TREASURY DEPARTMENT
                  Comptroller of the Currency,
                  Washington, December 9th, 1881

                  WHEREAS, by satisfactory evidence presented to the undersigned it has been made to appear that "The First National Bank of Ogden" in Ogden City in the County of Weber, and Territory of Utah has complied with all the provisions of the Revised Statutes of the United States, required to be complied with before an association shall be authorized to commence the business of Banking.

                  Now, therefore, I, John Jay Knox, Comptroller of the Currency, do hereby certify that "The First National Bank of Ogden" in Ogden City in the County of Weber, and Territory of Utah is authorized to commence the business of Banking, as provided in Section Fifty-one hundred and sixty-nine of the Revised Statutes of the United States.

                                    In testimony whereof, witness my hand
                                    and seal of office this 9th day of
                                    December, 1881.


                                    John Jay Knox
                                    ---------------------------
                                    Comptroller of the Currency

                                 EXHIBIT 3


                           FEDERAL RESERVE BOARD
                              WASHINGTON, D.C.

         I, S.R. Carpenter, Assistant Secretary of the Federal Reserve Board, do hereby certify that it appears from the records of the Federal Reserve Board that:

                  (1) Pursuant to authority vested in the Federal Reserve Board by an Act of Congress approved December 23, 1913, known as the Federal Reserve Act, as amended, the Federal Reserve Board has heretofore granted to the First National Bank of Ogden, Ogden, Utah, the right to act when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, assignee, receiver, committee of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with national banks are permitted to act under the laws of the State of Utah;

                  (2) On February 24, 1934, the First National Bank of Ogden, Ogden, Utah, changed its title to First Security Bank of Utah, National Association, under the provisions of an Act of Congress approved May 1, 1886, whereby all of the rights, liabilities and powers of such national bank under its old name devolved upon and inured to the bank under its new name; and

                  (3) Pursuant to the permission heretofore granted by the Federal Reserve Board to the First National Bank of Ogden, Ogden, Utah, as aforesaid, and by virtue of the change in the title of such bank, the First Security Bank of Utah, National Association has authority to act, when not in contravention of State or local law, as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates of lunatics, or in any other fiduciary capacity in which State banks, trust companies or other corporations which come into competition with national banks are permitted to act under the laws of the State of Utah, subject to regulations prescribed by the Federal Reserve Board.

                           IN WITNESS WHEREOF, I have hereunto subscribed my name and caused the seal of the Federal Reserve Board to be affixed at the City of Washington, in the District of Columbia, on the 1st day of March, 1934.

                             S.R. Carpenter
                            ------------------------------------------------
                             Assistant Secretary, Federal Reserve Board.

                           FEDERAL RESERVE BOARD

                                 WASHINGTON


ADDRESS OFFICIAL CORRESPONDENCE TO
    THE FEDERAL RESERVE BOARD

                                                                 March 1, 1934.


First Security Bank of Utah, National Association,
Ogden, Utah.

Dear Sirs:

         Reference is made to the change in the name of the First National Bank of Ogden, Ogden, Utah, pursuant to the provisions of the Act of May 1, 1886, to First Security Bank of Utah, National Association, and there is inclosed a certificate issued by the Federal Reserve Board showing the trust powers heretofore granted to the bank under its former name and that it is authorized to exercise such powers under its new name.

                                    Very truly yours,


                                    S.R. Carpenter
                                    S.R. Carpenter,
                                    Assistant Secretary.

Enclosure

-------------------------------------------------------------------------------

         Comptroller of the Currency
         Administrator of National Banks
-------------------------------------------------------------------------------

Licensing Unit (Applications)
50 Fremont Street, Suite 3900
San Francisco, CA 94105
(415) 545-5900, FAX (415) 545-5925


June 20, 1996


Board of Directors
First Security Bank of Utah, N.A.
c/o First Security Corporation
Attn:  Brad D. Hardy, EVP
Post Office Box 30006
Salt Lake City, Utah 84130

Re: Merger - First Security Bank of Idaho, N.A., Boise, Idaho into First Security Bank of Utah, N.A., Ogden, Utah, under the title of First Security Bank, N.A., Odgen, Utah. Control No: 96-WE-02-010

Dear Members of the Board:

This letter is the official certification of the Comptroller of the Currency to merge First Security Bank of Idaho, National Association, Boise, Idaho into First Security Bank of Utah, National Association, Ogden, Utah, effective as of June 21, 1996. The resulting bank title is First Security Bank, National Association and charter number is 2597.

This is also the official authorization given to First Security Bank, National Association to operate the branches of the target institution and to operate the main office of the target institution as a branch. Branches of a national bank target are not listed since they are automatically carried over to the resulting bank and retain their current OCC branch numbers.

Please be advised that the Charter Certificate for the merged bank, First Security Bank of Idaho, National Association, must be returned to the Western District Office for cancellation.

Very truly yours,


Robert G. Tornborg
Robert G. Tornborg
Acting Director of Bank Supervision - Compliance and Analysis

-------------------------------------------------------------------------------

         Comptroller of the Currency
         Administrator of National Banks
-------------------------------------------------------------------------------


Large Bank Licensing, LIC #3-8
Washington, DC  20219

May 1, 2001

Mr. Brad D. Hardy
Executive Vice President
First Security Corporation
Post Office Box 30006
Salt Lake City, Utah  84130

Dear Mr. Hardy:

This is to confirm that the Officer of the Comptroller of the Currency
(OCC) received your April 20, 2001 letter concerning the title change by First Security Bank, National Association, accompanied by the appropriate amendment to the Bank's articles of association. The OCC has recorded that as of April 21, 2001, the title of First Security Bank, National Association, Ogden, Utah, Charter NR 2597, changed to Wells Fargo Bank Northwest, National Association.

As a result of the Garn-St. Germain Depository Institutions Act of 1982, the OCC is no longer responsible for the approval of nations bank name changes nor does it maintain official records on the use of alternate titles. The retention of the rights to any previously used title is the responsibility of the Bank's board of directors. Legal counsel should be consulted to determine whether or not the new title, or previously used title, could be challenged by competing institutions under the provisions of federal or state law.

Sincerely,


Richard T. Erb
Richard T. Erb
Licensing Manager

2001-ML-04-0001

                                 EXHIBIT 4

                                 BY-LAWS OF
                        WELLS FARGO BANK NORTHWEST,
                            NATIONAL ASSOCIATION

              Organized under the National Banking laws of the
                              United States.


                                  MEETINGS

SECTION 1. Unless otherwise provided by the articles of association a notice of each shareholder's meeting, setting forth clearly the time, place and purpose of the meeting, shall be given, by mail, to each shareholder of record of this bank at lease 10 days prior to the date of such meeting. Any failure to mail such notice or any irregularity therein, shall not affect the validity of such meeting or of any of the proceedings thereat.

SECTION 2. A record shall be made of the shareholders represented in person and by proxy, after which the shareholders shall proceed to the transaction of any business that may properly come before the meeting. A record of the shareholder's meeting, giving the names of the shareholders present and the number of shares of stock held by each, the names of the shareholders represented by proxy and the number of shares held by each, and the names of the proxies, shall be entered in the records of the meeting in the minute book of the bank. This record shall show the names of the shareholders and the number of shares voted for each resolution or voted for each candidate for director.

Proxies shall be secured for the annual meeting alone, shall be dated, and shall be filed with the records of the meeting. No officer, director, employee, or attorney for the bank may act as proxy.

The chairman or Secretary of the meeting shall notify the directors-elect of their election and of the time at which they are required to meet at the banking house for the purpose of organizing the new board. At the appointed time, which as closely as possible shall follow their election, the directors-elect shall convene and organize.

The president or cashier shall then forward to the office of the Comptroller of the Currency a letter stating that a meeting of the shareholders was held in accordance with these by-laws, stating the number of shares represented in person and the number of shares represented by proxy, together with a list of the directors elected and the report of the appointment and signatures of officers.

                                  OFFICERS

SECTION 3. Each officer and employee of this bank shall be responsible for all such moneys, funds, valuables, and property of every kind as may be entrusted to his care or otherwise come into his possession, and shall faithfully and honestly discharge his duties and apply and account for all such moneys, funds, valuables and other property that may come into his hands as such officer or employee and pay over and deliver the same to the order of the Board of Directors or to such person or persons as may be authorized to demand and receive same.

SECTION 4. If the Board of Directors shall not require separate bonds, it shall require a blanket bond in an amount deemed by it to be sufficient.

SECTION 5. The following is an impression of the seal adopted by the Board of Directors of this bank: (Here in the original resolution was imprinted the Association's seal).

SECTION 6. The various branches of this bank shall be open for business during such hours as shall be customary in the vicinity, or as shall be fixed, as to any branch, by the clearing house association of which such branch shall be a member.

SECTION 7. The regular meeting of the board of directors shall be held on the first Wednesday after the first Tuesday of each month. When any regular meeting of the board of directors falls upon a holiday, the meeting shall be held on such other day as the board may previously designate. Special meetings may be called by the president, any vice-president, the secretary or the cashier, or at the request of three or more directors.


                                MINUTE BOOK

SECTION 8. The organization papers of this bank, the returns of the elections, the proceedings of all regular and special meetings of the directors and of the shareholders, the by-laws and any amendments thereto, and reports of the committees of directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the chairman and attest by the secretary of the meeting.


                             TRANSFERS OF STOCK

SECTION 9. The stock of this bank shall be assignable and transferable only on the books of this bank, subject to the restrictions and provisions of the national banking laws; and a transfer book shall be provided in which all assignments and transfers of stock shall be made.

SECTION 10. Certificates of stock, signed by the president or vice-president, and the secretary or the cashier or any assistant cashier, may be issued to shareholders, and when stock is transferred the certificates thereof shall be returned to the association, cancelled, preserved, and new certificates issued. Certificates of stock shall state upon the face thereof that the stock is transferable only upon the books of the association, and shall meet the requirements of section 5139, United States Revised Statutes, as amended.


                                  EXPENSES

SECTION 11. All the current expenses of the bank shall be paid by the cashier, except that the current expenses of each branch shall be paid by the manager thereof; and such officer shall, every six months, or more often if required, make to the board a report thereof.

                                EXAMINATIONS

SECTION 12. There shall be appointed by the board of directors a committee of three members, exclusive of the active officers of the bank, whose duty it shall be to examine, at least once in each period of eighteen months, the affairs of each branch as well as the head office of the association, count its cash, and compare its assets and liabilities with the accounts of the general ledgers, ascertain whether the accounts are correctly kept and that the condition of the bank corresponds therewith, and whether the bank is in a sound and solvent condition, and to recommend to the board such changes in the manner of doing business, etc., as shall seem to be desirable, the result of which examination shall be reported in writing to the board at the next regular meeting thereafter, provided that the appointment of such committee and the examinations by it may be dispensed with if the board shall cause such examination to be made and reported to the board by accountants approved by it.


                             CHANGES IN BY-LAWS

SECTION 13. These by-laws may be changed or amended by the vote of a majority of the directors at any regular or special meeting of the board, provided, however, that the directors shall have been given 10 days notice of the intention to change or offer an amended thereto.


                                   REPEAL

SECTION  14.      All by-laws heretofore adopted are repealed.

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First Security Bank, N.A.   Call Date:  12/31/2000  State #: 49-0290  FFIEC 031
P.O. Box 30011              Vendor ID:  D            Cart #: 13718      RC-1
Salt Lake City, UT 84130
Transmitted to EDS as 0113958
on 01/30/01 at 18:30:02 EST

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 2000


All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


SCHEDULE RC - BALANCE SHEET

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                                                                                                                C400

                                                                                         Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------------------
ASSETS
 1. Cash and balances due from depository institutions (from Schedule RC-A):                      RCFD
    a. Noninterest-bearing balances and currency and coin (1)________________________________     0081      783,068  1.a
    b. Interest-bearing balances and currency and coin (2)___________________________________     0071        5,198  1.b
 2. Securities
    a. Held-to-maturity securities (from Schedule RC-B, column A)____________________________     1754            0  2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)__________________________     1773    1,655,688  2.b
 3. Federal funds sold and securities purchased under agreements to resell___________________     1350      380,431  3
 4. Loans and lease financing receivables:                                   RCFD
    a. Loans and leases, net of unearned income (from Schedule RC-C)______   2122  11,297,120                        4.a
    b. LESS: Allowance for loan and lease losses__________________________   3123     191,347                        4.b
    c. LESS: Allocated transfer risk reserve______________________________   3128           0                        4.c
                                                                                                  RCFD
    d. Loans and leases, net of unearned income,                                                  ----
       allowance, and reserve (item 4.a minus 4.b and 4.c)___________________________________     2125   11,105,773  4.d
 5. Trading assests (from Schedule RC-D)_____________________________________________________     3545            0  5.
 6. Premises and fixed assets (including capitalized leases)_________________________________     2145      181,823  6.
 7. Other real estate owned (from Schedule RC-M)_____________________________________________     2150        5,459  7.
 8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)_     2130            0  8.
 9. Customers' liability to this bank on acceptances outstanding_____________________________     2155        1,670  9.
10. Intangible assets (from Schedule RC-M)___________________________________________________     2143       76,770 10.
11. Other assets (from Schedule RC-F)________________________________________________________     2160      891,664 11.
12. Total assets (sum of items 1 through 11)_________________________________________________     2170   15,087,544 12.

---------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.
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First Security Bank, N.A.   Call Date:  12/31/2000  State #: 49-0290  FFIEC 031
P.O. Box 30011              Vendor ID:  D            Cart #: 13718      RC-1
Salt Lake City, UT 84130    Transit #:  12400001
Transmitted to EDS as 0113958
on 01/30/01 at 18:30:02 EST
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Schedule RC - Continued
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
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C from Schedule RC-E.
                                                                                                  RCON
       part I)____________________________________________________________   RCON                 2200    8,961,661 13.a
       (1) Noninterest-bearing (1)________________________________________   6631   1,664,311                       13.a.1
       (2) Interest-bearing_______________________________________________   6636   7,297,350                       13.a.2
    b. In foreign offices. Edge and Agreement subsidiaries, and IBFs (from Schedule
                                                                                                  RCFN
       RC-E, part II)_____________________________________________________   RCFN                 2200     415,006  13.b
       (1) Noninterest-bearing____________________________________________   6631           0                       13.b.1
       (2) Interest-bearing_______________________________________________   6636     415,006                       13.b.2

                                                                                                  RCFD
14. Federal funds purchased and securities sold under agreements to repurchase_______________     2800    2,011,360 14

                                                                                                  RCON
15.a. Demand notes issued to the U.S. Treasury_______________________________________________     2840       31,984 15.a

                                                                                                  RCFD
   b. Trading liabilities (from Schedule RC-D)_______________________________________________     3548            0 15.b

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less_________________________________________     2332       29,879 16.a
    b. With a remaining maturity of more than one year through three years___________________     A547      587,896 16.b
    c. With a remaining maturity of more than three years____________________________________     A548      732,565 16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding_________________________________     2920        1,670 18
19. Subordinated notes and debentures(2)_____________________________________________________     3200      269,198 19
20. Other liabilities (from Schedule RC-G)___________________________________________________     2930      641,373 20
21. Total liabilities (sum of items 13 through 20)___________________________________________     2948   13,682,592 21
22. Not applicable
 EQUITY CAPITAL
23. Perpetual preferred stock and related surplus____________________________________________     3838            0 23
24. Common Stock_____________________________________________________________________________     3230       64,307 24
25. Surplus (exclude all surplus related to preferred stock)_________________________________     3839      392,199 25
26. a. Undivided profits and capital reserves________________________________________________     3632      934,938 26.a
    b. Net unrealized holding gains (losses) on available-forsale securities________________     8434       13,508 26.b
    c. Accumulated net gains (losses) on cash flow hedges____________________________________     4336            0 26.c
27. Cumulative foreign currency translation adjustments______________________________________     3284            0 27
28. Total equity capital (sum of items 23 through 27)________________________________________     3210    1,404,952 28
29. Total liabilities and equity capital (sum or items 21 and 28)____________________________     3300   15,087,544 29
 MEMORANDUM
 To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the statement below that best describes the
    most comprehensive level of auditing work performed for the bank by independent external      RCFD     Number
    auditors as of any date during 1999______________________________________________________     6724        N/A   M.1

1= Independent audit of the bank conducted in accordance              4= Directors' examination of the bank performed by other
   with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
   public accounting firm which submits a report on the bank             authority)
2= Independent audit of the bank's parent holding company             5= Review of the bank's financial statements by external
   conducted in accordance with generally accepted auditing              auditors
   standards by a certified public accounting firm which              6= Compilation of the bank's financial statements by
   submits a report on the consolidated holding company (but             external auditors.
   not on the bank separately)                                        7= Other audit procedures (excluding tax preparation work)
3= Directors' examination of the bank conducted in accordance         8= No external audit work
   with generally accepted auditing standards by a certified
   public accounting firm (may be required by state chartering authority)
______
(1) includes total demand deposits and noninterest-bearing time and savings deposits.
(2) includes limited-life preferred stock and related surplus.
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